                                                                   Exhibit 99(B)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                            $
CUSIP                                                          ($1,000 principal
                                                                amount per Note)

                            MERRILL LYNCH & CO., INC.
                            1% Convertible Securities
              Exchangeable into McDonald's Corporation common stock
                          due May , 2009 (the "Notes")

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, if not previously called or exchanged, on each Note interest at a rate of 1% per year payable semiannually in arrears on May and November of each year (each, an "Interest Payment Date"), beginning November , 2002. On May , 2009 (the "Stated Maturity"), if not called or exchanged on or prior to the Stated Maturity, the Company hereby promises to pay to CEDE & CO., or its registered assigns, for each $1,000 principal amount of Notes an amount in cash equal to the greater of: (1) the product of the Exchange Ratio (as defined below) and the average closing market price of one share of common stock of McDonald's Corporation ("McDonald's") (in which case the Company shall not be obligated to pay any accrued and unpaid interest from the most recent Interest Payment Date to the Stated Maturity), or (2) $1,000 plus accrued and unpaid interest to but excluding the Stated Maturity. If the Notes are called by the Company, the Company hereby promises to pay on the Call Date (as defined below) to

CEDE & CO., or its registered assigns, for each $1,000 principal amount of Notes an amount in cash equal to the greater of: (1) the product of the Exchange Ratio and the average closing market price of one share of McDonald's common stock (in which case the Company shall not be obligated to pay any accrued and unpaid interest from the most recent Interest Payment Date to the Call Date), or (2) $1,000 plus accrued and unpaid interest to but excluding the Call Date. If a holder properly elects to exchange his or her Notes, the Company hereby promises to pay on the Exchange Date (as defined below) to CEDE & CO., or its registered assigns, for each $1,000 principal amount of Notes a number of shares of McDonald's common stock equal to the Exchange Ratio (subject to adjustment for certain corporate events relating to McDonald's as described below), as determined on the Exchange Notice Date (as defined below), but the Company shall not be obligated to pay any accrued and unpaid interest from the most recent Interest Payment Date to the Exchange Date.

         Payment or delivery of interest, McDonald's common stock, the Call Amount (as defined below) and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America, if applicable, as at the time of payment is legal tender for payment of public and private debts.

Interest

         The Notes will bear interest at a rate of 1% per year on the principal amount of each Note from May , 2002 or from the most recent Interest Payment Date for which interest has been paid or provided for, to but excluding the Stated Maturity or the earlier Call Date, if applicable. Notwithstanding the foregoing, in the event that the Call Amount or the amount payable at Stated Maturity is a result of the product of the Exchange Ratio and the average closing market price of McDonald's common stock being greater than $1,000 plus accrued and unpaid interest, or in the event shares of McDonald's common stock are to be delivered upon an exchange at a holder's election, the Notes shall cease bearing interest after the immediately preceding Interest Payment Date.

         Subject to the preceding paragraph, the Company shall pay interest on the Notes in cash semi-annually in arrears on May and November of each year and on the Stated Maturity or the Call Date, as applicable, beginning
November , 2002. The Company shall pay this interest to the persons in whose names the Notes are registered at the close of business on the immediately preceding May , and November , respectively, whether or not that date is a Business Day, as defined below. Notwithstanding the foregoing, in the event that the Notes are called at the option of the Company, the final payment of interest, if any, will be paid to the person to whom the Call Amount shall be paid. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, that interest payment will be made on the next Business Day and no additional interest shall accrue as a result of the delayed payment.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

Payment at the Stated Maturity

         If the Company does not call the Notes on or prior to the Stated Maturity and the holder has not elected to exchange his or her Notes, then at Stated Maturity the Company shall pay, for each $1,000 principal amount of Notes, an amount in cash equal to the greater of:

     1. the product of the Exchange Ratio and the average closing market price of McDonald's common stock on the first five Calculation Days, as defined below, during the Calculation Period, as defined below; provided, however, that

          o if there are fewer than five Calculation Days during the Calculation Period, then the amount payable shall be calculated using the average on those Calculation Days,

          o if there is only one Calculation Day during the Calculation Period, then the amount payable shall be calculated using the closing market price of McDonald's common stock on that Calculation Day, and

          o if no Calculation Days occur during the Calculation Period with respect to McDonald's common stock, then the amount payable shall be calculated using the closing market price on the last scheduled Calculation Day in the Calculation Period regardless of whether a Market Disruption Event (as defined below) occurs on that date, and provided further that if the amount payable is based on this formula, a holder shall not be entitled to receive accrued interest from and including the immediately preceding Interest Payment Date through the Stated Maturity, or

     2. $1,000 plus accrued and unpaid interest on the Notes to but excluding the Stated Maturity.

         If the Stated Maturity is not a Business Day, the Company shall pay the cash amount due at the Stated Maturity on the first Business Day following the Stated Maturity and no additional interest will accrue to such payment date.

         All determinations made by the Calculation Agent (as defined below) shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on ML&Co. and beneficial owners of the Notes.

         "Exchange Ratio" initially means     , but is subject to adjustment for
certain events described below under "Exchange Ratio adjustments" and "--Alternative Dilution and Reorganization Adjustments".

         "Calculation Period" means the period from and including the seventh scheduled Calculation Day immediately preceding the Stated Maturity to and including the second scheduled Calculation Day before the Stated Maturity.

         "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred.

         "Trading Day" means a day on which The New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market are open for trading as determined by the Calculation Agent.

         "Closing market price" means:

         If McDonald's common stock (or any other security for which a closing market price must be determined for purposes of the Notes) is listed on a national securities exchange in the United States, is a Nasdaq National Market System ("Nasdaq NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), then the "closing market price" for any date of determination on any Trading Day means for one share of McDonald's common stock (or any other security for which a closing market price must be determined for purposes of the Notes):

          o the last reported sale price, regular way, on that day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session), or

          o if not listed or admitted to trading on any such securities exchange or if the last reported sale price is not obtainable, the last reported sale price on the over-the-counter market as reported on the Nasdaq NMS or OTC Bulletin Board on that day (without taking into account any extended or after-hours trading session), or

          o if the last reported sale price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, the mean of the last reported bid and offer price of the principal trading session on the over-the-counter market as reported on the Nasdaq Stock Market or OTC Bulletin Board on that day as determined by the Calculation Agent or from as many dealers in such security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market, on that date (without taking into account any extended or after-hours trading session).

         If McDonald's common stock (or any other security for which a closing market price must be determined for purposes of the Notes) is not listed on a national securities exchange in the United States, is not a Nasdaq NMS security or included in the OTC Bulletin Board Service operated by the NASD, then the closing market price for any date of determination on any Trading Day means for one share of McDonald's common stock (or any other security for which a closing market price must be determined for purposes of the Notes) the last reported sale price on that day on the securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such Trading Day as determined by the Calculation Agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that exchange, then the closing market price shall mean the average (mean) of the last available bid and offer price on that exchange.

         If McDonald's common stock (or any other security for which a closing market price must be determined for purposes of the Notes) is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, then the closing market price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

         "Market Disruption Event" means:

          1. a suspension, absence, including the absence of an official closing price, or material limitation of trading of McDonald's common stock on the primary market for McDonald's common stock for more than two hours of trading or during the one-half hour period preceding the close of trading, as determined by the Calculation Agent in its sole discretion, or the suspension or material limitation on the primary market for trading in options contracts related to McDonald's common stock, if available, during the one-half hour period preceding the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion, and

          2. a determination by the Calculation Agent in its sole discretion that the event described in clause (1) above materially interfered with the ability of ML&Co., MLPF&S or any of their affiliates to unwind all or a material portion of the hedge with respect to the Notes.

         For purposes of determining whether a Market Disruption Event has occurred:

          o a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

          o a decision to permanently discontinue trading in the relevant options contracts related to McDonald's common stock will not constitute a Market Disruption Event,

          o limitations pursuant to any rule or regulation enacted or promulgated by The New York Stock Exchange or the Nasdaq Stock Market or other regulatory organization with jurisdiction over The New York Stock Exchange or the Nasdaq Stock Market on trading during significant market fluctuations will constitute a suspension or material limitation of trading in McDonald's common stock,

          o a suspension of trading in an options contract on McDonald's common stock by the primary securities market trading in the options contracts related to McDonald's common stock, if available, by reason of:

               o a price change exceeding limits set by the securities exchange or market,

               o an imbalance of orders relating to options contracts on McDonald's common stock, or

               o a disparity in bid and ask quotes relating to options contracts on McDonald's common stock will constitute a suspension or material limitation of trading in options contracts related to McDonald's common stock, and

               o a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to McDonald's common stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Call at the option of ML&Co.

         The Company, in its sole discretion, may call the Notes, in whole but not in part, on any Business Day beginning on May , 2005, to and including the Stated Maturity (the date on which the call, if any, occurs being the "Call Date") by giving notice to the Trustee on any Business Day at least ten scheduled Business Days prior to the Call Date. Any date on which the Company gives notice to the Trustee that it is calling the Notes is referred to as the "Call Notice Date". The notice to the Trustee shall specify the Call Date.

         If the Company calls the Notes, for each $1,000 principal amount of the Notes, the Company will pay on the Call Date an amount in cash (the "Call Amount") equal to the greater of:

          1. the product of the Exchange Ratio and the average closing market price of McDonald's common stock on the first five Calculation Days during the Call Calculation Period, as defined below; provided, however, that

               o if there are fewer than five Calculation Days during the Call Calculation Period, then the amount payable shall be calculated using the average on those Calculation Days,

               o if there is only one Calculation Day during the Call Calculation Period, then the amount payable upon such call shall be calculated using the closing market price of McDonald's common stock on that Calculation Day, and

               o if no Calculation Days occur during the Call Calculation Period with respect to McDonald's common stock, then the amount payable upon such call shall be calculated using the closing market price on the last scheduled Calculation Day in the Call Calculation Period regardless of whether a Market Disruption Event occurs on that date, and provided further that if the amount to be paid is based on this formula, the Company will not be obligated to pay accrued interest from and including the immediately preceding Interest Payment Date through the Call Date, or

          2. $1,000 plus accrued and unpaid interest on the Notes to but excluding the Call Date.

         "Call Calculation Period" means the period from and including the seventh scheduled Calculation Day immediately preceding the Call Date to and including the second scheduled Calculation Day before the Call Date.

         The "Calculation Agent" for all purposes related to the Notes shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes.

Early exchange at holder's election

         A holder may elect to exchange all or a portion of the Notes by giving notice as described below on any Business Day which is also a Trading Day during the period beginning on May , 2002 and ending on the earlier of (i) eight scheduled Business Days before the Stated Maturity, or (ii) the Business Day before the Call Notice Date. Unless written notice shall have been given to the Calculation Agent and the Trustee by 3:00 p.m., New York City time on any Trading Day, such notice will be deemed to have been given on the following Trading Day. Any date on which such notice shall have been given or deemed to have been given, is referred to as the "Exchange Notice Date".

         If a holder exercises the exchange right, then as of the applicable Exchange Notice Date, the Company may no longer call the Notes.

         For each $1,000 principal amount of the Notes for which an exchange notice shall have been duly given, the Company shall deliver to the holder a number of shares of McDonald's common stock equal to the Exchange Ratio (subject to adjustment for Reorganization Events, as described below), as determined on the Exchange Notice Date.

         Upon an exchange, the holder shall not be entitled to receive accrued interest from and including the immediately preceding Interest Payment Date through the Exchange Date. The Company shall deliver the shares of McDonald's common stock no more than five Business Days after the Exchange Notice Date (such date of delivery, the "Exchange Date").

Fractional Shares

         The Company shall not distribute any fractional shares of McDonald's common stock. The Company shall aggregate all amounts due on any delivery date, and in lieu of delivering a fractional share of McDonald's common stock, the Company shall pay the cash value of the fractional share based on the closing market price.

Exchange Ratio adjustments

         No adjustments to the Exchange Ratio will be required unless the Exchange Ratio adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified in this section will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Exchange Ratio after the close of business on the eighth scheduled Business Day immediately prior to the Stated Maturity, the Call Date or the Exchange Date, as applicable.

         No adjustments to the Exchange Ratio will be required other than those specified below. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Exchange Ratio to reflect changes occurring in relation to McDonald's common stock or any other security received in a reorganization event in other circumstances where the Company determines that it is appropriate to reflect those changes.

         The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Exchange Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and its determinations and calculations shall be conclusive absent manifest error.

         No adjustments will be made for certain other events, such as offerings of common stock by McDonald's for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for McDonald's common stock by McDonald's or any third party.

         The Company will, within ten Business Days following the occurrence of an event that requires an adjustment to the Exchange Ratio, or if the Company is not aware of this occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee, which shall provide notice to the holders of the Notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Exchange Ratio.

         Stock splits and reverse stock splits

         If McDonald's common stock is subject to a stock split or reverse stock split, then once any split has become effective, the Exchange Ratio relating to McDonald's common stock will be adjusted to equal the product of the prior Exchange Ratio and the number of shares which a holder of one share of McDonald's common stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

         Stock dividends

         If McDonald's common stock is subject to a (i) stock dividend, i.e., issuance of additional shares of McDonald's common stock, that is given ratably to all holders of shares of McDonald's common stock, or (ii) distribution of shares of McDonald's common stock as a result of the triggering of any provision of the corporate charter of McDonald's, then, once the dividend has become effective and the shares are trading ex-dividend, the Exchange Ratio will be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of:

          o the number of shares of McDonald's common stock issued with respect to one share of McDonald's common stock, and

          o    the prior Exchange Ratio.

         Extraordinary Dividends

         There will be no adjustments to the Exchange Ratio to reflect any cash dividends or cash distributions paid with respect to McDonald's common stock other than Extraordinary Dividends, as defined below, and distributions described under the section entitled "--Reorganization Events" below.

         An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to McDonald's common stock, a dividend or other distribution which exceeds the immediately preceding non-Extraordinary Dividend for McDonald's common stock (as adjusted for any subsequent corporate event requiring an adjustment as described herein) by an amount equal to at least 10% of the closing market price of McDonald's common stock on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to McDonald's common stock, the Exchange Ratio will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Exchange Ratio will equal the product of:

          o    the prior Exchange Ratio, and

          o a fraction, the numerator of which is the closing market price per share of McDonald's common stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the closing market price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

         The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for McDonald's common stock will equal:

          o in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for those shares of McDonald's common stock, or

          o in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of that Extraordinary Dividend.

         To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on McDonald's common stock described in clause (a), (d) or (e) of the section entitled "--Reorganization Events" below that also constitutes an Extraordinary Dividend shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled "--Reorganization Events". A distribution on McDonald's common stock described in the section entitled "--Issuance of transferable rights and warrants" that also constitutes an Extraordinary Dividend shall only cause an adjustment pursuant to that section.

         Issuance of transferable rights or warrants

         If McDonald's issues transferable rights or warrants to all holders of McDonald's common stock to subscribe for or purchase McDonald's common stock, including new or existing rights to purchase McDonald's common stock pursuant to a shareholder's rights plan or arrangement, then the Exchange Ratio will be adjusted on the Business Day immediately following the issuance of such transferable rights or warrants so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of:

          o    the prior Exchange Ratio, and

          o the number of shares of McDonald's common stock that can be purchased with the cash value of such warrants or rights distributed on a single share of McDonald's common stock.

         The number of shares that can be purchased will be based on the closing market price of McDonald's common stock on the date the new Exchange Ratio is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a national securities exchange, will be determined by the Calculation Agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Exchange Ratio is determined, provided that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

         If prior to the Stated Maturity of the Notes,

         (a) there occurs any reclassification or change of McDonald's common stock, including, without limitation, as a result of the issuance of tracking stock by McDonald's,

         (b) McDonald's, or any surviving entity or subsequent surviving entity of McDonald's (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity,

         (c) any statutory exchange of securities of McDonald's or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

         (d) McDonald's is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

         (e) McDonald's issues to all of its shareholders equity securities of an issuer other than McDonald's, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or

         (f) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of McDonald's (an event in clauses (a) through (f), a "Reorganization Event"),

then the method of determining the amount payable or deliverable on each Note will be adjusted as set forth below.

         "Exchange Property" will consist of any McDonald's common stock continued to be held by the holders of McDonald's common stock, and any securities, cash or any other assets distributed to the holders of McDonald's common stock in or as a result of the Reorganization Event. No interest will accrue on any Exchange Property.

         For the purpose of all relevant calculations to be made under the Notes after the occurrence of a Reorganization Event, the Exchange Ratio shall be applied to an amount of Exchange Property equal to the amount of Exchange Property delivered with respect to one share of McDonald's common stock at the time of the Reorganization Event.

         If the Exchange Property consists solely of securities (including without limitation, securities of McDonald's Corporation or securities of foreign issuers represented by American depositary receipts) traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market ("Exchange Traded Securities"), then the method of determining the amount payable or deliverable on each Note upon any call or exchange, or at the Stated Maturity, shall be unchanged except that the Exchange Ratio shall be applied to Exchange Property rather than to shares of McDonald's common stock.

         If the Exchange Property consists of cash, other property that is not Exchange Traded Securities or a combination thereof, the Calculation Agent shall liquidate all non-cash Exchange Property upon terms that it deems commercially reasonable, and the Exchange Property shall, after such liquidation, equal the aggregate cash amount, including the amount resulting from that liquidation. The aggregate cash amount attributable to Exchange Property delivered with respect to one share of McDonald's common stock is the "Per Share Liquidation Value". Following a Reorganization Event of this sort, the method of determining the amount payable or deliverable on each Note upon any call or exchange, or at the Stated Maturity, shall be unchanged except that the Exchange Ratio shall be applied to the Per Share Liquidation Value rather than to shares of McDonald's common stock.

         If the Exchange Property consists of any other combination of Exchange Traded Securities, cash or other property that is not Exchange Traded Securities, the Calculation Agent shall liquidate all non-cash property that is not Exchange Traded Securities upon terms that it deems commercially reasonable. Following a Reorganization Event of this sort, the method of determining the amount payable or deliverable on each Note upon any call or exchange, or at the Stated Maturity, shall be unchanged except that the Exchange Ratio shall be applied to the sum of the Per Share Liquidation Value and the Exchange Traded Securities rather than to shares of McDonald's common stock.

         In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments.

         In the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offer or in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

         The Calculation Agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the cash amount due upon exchange, including the determination of the cash value of any Exchange Property and the Per Share

Liquidation Value, if necessary. Its determinations and calculations shall be conclusive absent manifest error.

Alternative Dilution and Reorganization Adjustments

         The Calculation Agent may elect at its discretion to not make any of the adjustments to the Exchange Ratio or to the method of determining the amount payable on each Note described above under "Exchange Ratio Adjustments" and "Reorganization Events", but may instead make adjustments in its discretion to the Exchange Ratio or the method of determining the amount payable on each Note that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on option contracts on McDonald's common stock or any successor common stock. The Company will provide notice of any such election to the Trustee not more than two Business Days following the date that the Options Clearing Corporation publishes notice of its adjustments relating to McDonald's common stock and will detail in such notice the actual adjustment made to the Exchange Ratio or to the method of determining the amount payable on each Note.

General

         This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Company hereby covenants for the benefit of the Holders of the Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

         As stated above, the Company, in its sole discretion, may call the Notes, in whole but not in part, to and including the Stated Maturity.

         In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each such Note, will be equal to the consideration due at the Stated Maturity with respect to such Note, calculated as though the date of acceleration were the Stated Maturity of the Notes, provided, however, that the value of such consideration shall not be greater than an amount equal to the Call Amount plus any accrued and unpaid interest to but excluding the Call Date, calculated as though the date of acceleration were the Call Date, whether or not such date is before or after May , 2005.

         In case of default in payment of the Notes, whether at any interest payment date, the stated maturity date, the Call Date, the Exchange Date or upon acceleration, from and after that date the Notes will bear interest, payable
upon demand of their beneficial owners, at the rate of   % per annum (to the
extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

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

Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price of the Notes at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate original public offering price of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the payment at maturity or the Call Amount with respect to this Note and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate original public offering price, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 thereof. This Note shall remain in the form of a global security held by a depository. Notwithstanding the foregoing, if (x) any depository is at any time unwilling or unable to continue as depository and a successor depositary is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a company order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount per unit, in denominations of $1,000 and integral multiples of $1,000 thereof. Such definitive Notes shall be registered in such name or names as the depository shall instruct the Trustee.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.



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


         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: May    , 2002


CERTIFICATE OF AUTHENTICATION                                Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the                        [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee                              By:

                                                                         Treasurer

By:                                                          Attest:

             Authorized Officer                                          Secretary


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